Exhibit 99.1
July 21, 2004

Lisa Capps
Investor Relations
WFS Financial
Phone: (949) 727-1002
Email: Investor_Relations@WFSFinancial.com

WFS Financial Reports Second Quarter Results

•	Second quarter net income of $34 million

•	Second quarter annualized credit losses on contracts improved 60 basis points to 1.73%

•	Delinquencies improved 54 basis points year over year to 2.21%

•	Contract originations grew 5% to $1.7 billion

Irvine, CA: WFS Financial Inc (Nasdaq:WFSI) today reported net income of $33.5 million or $0.82 per diluted share for the three months ended June 30, 2004 the same as the second quarter a year ago. For the six months ended June 30, 2004, net income increased 73% to $100 million or $2.45 per diluted share compared with $58.2 million or $1.42 per diluted share for the same period a year earlier.

Over the past twelve months, the Company has executed two whole loan sales of automobile contracts to a subsidiary of WFS’ ultimate parent company totaling $3.1 billion, including a $1.5 billion sale in the first quarter of 2004. As a result of these sales, the Company’s average portfolio of owned automobile contracts declined to $7.9 billion for the three months ended June 30, 2004 compared with $9.0 billion for the same period a year earlier.

“We achieved our second quarter results primarily due to improved credit quality trends even as our average owned automobile portfolio declined in the second quarter by $1.1 billion compared to a year ago as we sold loans to Westcorp,” said Tom Wolfe, CEO of WFS Financial. “Our year to date net income reflects the gain related to the sale of $1.5 billion in automobile contracts and the commensurate reduction in our allowance for credit losses in the first quarter.”

Annualized credit loss experience in the second quarter improved 60 basis points to 1.73% of average managed automobile contracts compared with 2.33% for the same period a year earlier. For the six months ended June 30, 2004, credit loss experience improved 60 basis points to 1.99% compared with 2.59% for the same period a year earlier. The percentage of outstanding managed automobile contracts 30 days or more delinquent improved 54 basis points to 2.21% at June 30, 2004 compared with 2.75% a year ago.

As a result of lower chargeoff experience and stronger portfolio characteristics, the provision for credit losses declined to $53.4 million for the three months ended June 30, 2004, compared with $66.9 million for the same period a year earlier. For the six months ended June 30, 2004, the provision for credit losses declined to $73.4 million compared with $140 million for the same period a year ago. At June 30, 2004, the allowance for credit losses as a percentage of owned automobile contracts outstanding was 2.7% compared with 2.8% at December 31, 2003.

Automobile contract purchases totaled $1.7 billion for the second quarter of 2004, a 5% increase from the same period a year earlier. For the six months ended June 30, 2004, automobile contract purchases totaled $3.3 billion, an 11% increase, compared with $2.9 billion a year ago. As a result of higher contract originations, the Company’s portfolio of managed automobile contracts grew to $11.1 billion at June 30, 2004, up from $10.0 billion a year earlier.

Net interest income declined to $136 million for the second quarter compared with $154 million for the same period a year earlier while noninterest income increased to $34.7 million for the second quarter compared with $29.8 million for the same respective periods. For the six months ended June 30, 2004, net interest income declined to $276 million compared with $296 million for the same period a year earlier while noninterest income increased to $83.9 million compared with $60.8 million for the same respective period. The decline in net interest income and the corresponding increase in noninterest income is the result of the Company selling automobile contracts on a whole loan basis to a subsidiary of WFS’ ultimate parent company, Westcorp. WFS receives a servicing fee for continuing to service these loans.

Noninterest expense declined to $61.6 million or 2.25% of average managed contracts for the second quarter compared with $61.9 million or 2.52% of average managed contracts for the same period a year earlier. For the six months ended June 30, 2004, noninterest expense was unchanged at $121 million or 2.22% of average managed contracts compared with $121 million or 2.50% of average managed contracts a year ago. The improvement in the ratio of noninterest expense to averaged managed contracts is primarily the result of lower credit costs and operating efficiencies.

Earnings Conference Call

WFS Financial, along with its parent, Westcorp, will host a conference call for analysts and investors at 9:00 a.m. (PDT) on Thursday, July 22, 2004. As part of this conference call, the Company’s management will discuss earnings results for the quarter. For a live Internet broadcast of this conference call, please go to the Company’s web site at http://www.wfsfinancial.com to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Westcorp is a financial services holding Company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned Company whose common stock is traded on the New York Stock Exchange under the symbol WES.

Westcorp, through its subsidiary, WFS Financial, is one of the nation’s largest independent automobile finance companies. WFS Financial specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. Information about WFS Financial can be found at its web site at http://www.wfsfinancial.com.

Westcorp, through its subsidiary, Western Financial Bank, operates 20 retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the Bank can be found at its web site at http://www.wfb.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. Forward-looking statements in this press release relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. In addition, these statements relate to the Company’s future prospects, developments and business strategies and include information regarding the Company’s improved credit quality trends and higher automobile origination growth.

These statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements.

The following factors are among those that may cause actual results to differ materially from the forward-looking statements: changes in general economic and business conditions; interest rate fluctuations, including the effect of hedging activities; the Company’s financial condition and liquidity, as well as future cash flow and earnings and the level of operating expenses; competition; the effect, interpretation, or application of new or existing laws, regulations, court decisions and significant litigation; and the level of chargeoffs on the automobile contracts that the Company originates.

A further list of these risks, uncertainties and other matters can be found in the Company’s filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. The information contained in this press release is as of July 21, 2004. The Company assumes no obligation to update any forward-looking statements to reflect future events or circumstances.

WFS FINANCIAL INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2004	2003	2004	2003
	(Dollars in thousands, except per share amounts)
Interest income:
Loans, including fees	$208,034	$254,620	$429,611	$499,100
Other	2,232	2,612	4,664	5,264

TOTAL INTEREST INCOME	210,266	257,232	434,275	504,364
Interest expense:
Notes payable on automobile secured financing	62,966	92,220	135,169	186,848
Other	11,300	10,602	22,664	21,286

TOTAL INTEREST EXPENSE	74,266	102,822	157,833	208,134

NET INTEREST INCOME	136,000	154,410	276,442	296,230
Provision for credit losses	53,421	66,876	73,397	139,671

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	82,579	87,534	203,045	156,559
Noninterest income:
Automobile servicing	34,927	28,641	69,263	58,080
Gain on sale of contracts			13,792
Other	(195)	1,166	822	2,751

TOTAL NONINTEREST INCOME	34,732	29,807	83,877	60,831
Noninterest expense:
Salaries and associate benefits	41,458	39,054	79,749	75,456
Credit and collections	7,659	8,673	16,064	17,896
Data processing	3,826	4,546	7,716	8,785
Occupancy	2,776	3,355	5,628	6,675
Telephone	1,076	1,169	2,179	2,459
Other	4,835	5,127	9,211	9,846

TOTAL NONINTEREST EXPENSE	61,630	61,924	120,547	121,117

INCOME BEFORE INCOME TAX	55,681	55,417	166,375	96,273
Income tax	22,135	21,832	65,921	38,073

NET INCOME	$33,546	$33,585	$100,454	$58,200

Earnings per common share:
Basic	$0.82	$0.82	$2.45	$1.42

Diluted	$0.82	$0.82	$2.45	$1.42

Weighted average number of common shares outstanding:
Basic	41,035,719	41,022,880	41,034,892	41,022,541

Diluted	41,079,727	41,070,904	41,078,625	41,068,110

WFS FINANCIAL INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)
	June 30, 2004	December 31, 2003
	(Dollars in thousands)
ASSETS
Cash	$68,636	$79,314
Other short-term investments –– parent	534,637	763,921

Cash and due from banks	603,273	843,235
Restricted cash	302,870	245,399
Contracts receivable	8,395,946	8,716,268
Allowance for credit losses	(224,164)	(239,697)

Contracts receivable, net	8,171,782	8,476,571
Premises and equipment, net	29,769	29,206
Accrued interest receivable	48,536	55,275
Other	89,453	119,074

TOTAL ASSETS	$9,245,683	$9,768,760

LIABILITIES
Lines of credit –– parent	$34,199	$21,811
Notes payable on automobile secured financing	7,473,785	8,157,601
Notes payable –– parent	378,820	400,820
Amounts held on behalf of trustee	271,778	243,072
Other	141,647	126,587

TOTAL LIABILITIES	8,300,229	8,949,891
SHAREHOLDERS’ EQUITY
Common stock (no par value; authorized 50,000,000 shares; issued and outstanding 41,036,503 shares at June 30, 2004 and 41,033,901 shares at December 31, 2003)	338,309	338,291
Paid-in capital	6,280	6,280
Retained earnings	607,642	507,188
Accumulated other comprehensive loss, net of tax	(6,777)	(32,890)

TOTAL SHAREHOLDERS’ EQUITY	945,454	818,869

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,245,683	$9,768,760

The following table presents information relative to the average balances and interest rates on an owned basis for the periods indicated:

	For the Three Months Ended June 30,
	2004			2003
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
			(Dollars in thousands)
Interest earning assets:
Contracts receivable (1)	$7,908,976	$208,034	10.58%	$8,991,782	$254,620	11.36%
Investment securities	843,620	2,232	1.06	830,076	2,612	1.26

Total interest earning assets	$8,752,596	210,266	9.66%	$9,821,858	257,232	10.50%

Interest bearing liabilities:
Lines of credit — parent	$44,291	270	2.45%	$44,069	257	2.34%
Notes payable — parent	396,909	9,838	9.91	403,549	9,986	9.90
Notes payable on automobile secured financing	7,085,768	62,966	3.55	8,445,509	92,220	4.37
Other	336,749	1,192	1.42	146,074	359	0.98

Total interest bearing liabilities	$7,863,717	74,266	3.78%	$9,039,201	102,822	4.55%

Net interest income and interest rate spread		$136,000	5.88%		$154,410	5.95%

Net yield on average interest earning assets			6.27%			6.32%

(1)	For the purpose of these computations, nonaccruing contracts are included in the average amounts outstanding.

	For the Six Months Ended June 30,
	2004			2003
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
			(Dollars in thousands)
Interest earning assets:
Contracts receivable (1)	$8,086,787	$429,611	10.68%	$8,765,928	$499,100	11.48%
Investment securities	882,415	4,664	1.06	802,102	5,264	1.32

Total interest earning assets	$8,969,202	434,275	9.74%	$9,568,030	504,364	10.63%

Interest bearing liabilities:
Lines of credit — parent	$43,353	493	2.29%	$50,461	603	2.41%
Notes payable — parent	398,864	19,762	9.91	404,827	20,026	9.89
Notes payable on automobile secured financing	7,355,887	135,169	3.68	8,296,001	186,848	4.50
Other	320,743	2,409	1.51	141,322	657	0.93

Total interest bearing liabilities	$8,118,847	157,833	3.89%	$8,892,611	208,134	4.68%

Net interest income and interest rate spread		$276,442	5.85%		$296,230	5.95%

Net yield on average interest earning assets			6.22%			6.28%

(1)	For the purpose of these computations, nonaccruing contracts are included in the average amounts outstanding.

WFS FINANCIAL AND SUBSIDIARIES
OTHER FINANCIAL DATA AND STATISTICAL SUMMARY

	Q2 2004	Q1 2004	Q4 2003	Q3 2003	Q2 2003
		(Dollars in thousands, except per share amounts)
Earnings:
Net interest income	$136,000	$140,442	$147,953	$157,420	$154,410
Provision for credit losses	53,421	19,976	69,578	24,551	66,876
Noninterest income	34,732	49,144	31,812	49,855	29,807
Noninterest expense	61,630	58,916	62,714	57,563	61,924

Income before taxes	55,681	110,694	47,473	125,161	55,417
Income taxes	22,135	43,786	18,836	49,610	21,832

Net income	$33,546	$66,908	$28,637	$75,551	$33,585

Equity:
Earning per share — basic	$0.82	$1.63	$0.70	$1.84	$0.82
Earning per share — diluted	$0.82	$1.63	$0.70	$1.84	$0.82
Book value per share (period end) (1)	$23.20	$22.39	$20.76	$20.04	$18.20
Stock price per share (period end)	$49.51	$43.32	$42.46	$37.03	$33.35
Total equity to assets (1)	10.30%	10.62%	8.72%	8.86%	7.29%
Return on average equity (1)	14.33%	30.21%	13.69%	38.45%	18.37%
Average shares outstanding — diluted	41,079,727	41,078,787	41,078,684	41,076,405	41,070,904
Loan Portfolio:
Automobile contracts purchased	$1,666,842	$1,585,173	$1,356,505	$1,683,402	$1,586,616
Automobile contracts managed (period end)	$11,113,148	$10,850,314	$10,596,665	$10,475,948	$10,049,965
Number of accounts managed (period end)	853,193	840,566	826,122	818,125	796,688
Average automobile contracts managed	$10,946,273	$10,726,048	$10,549,972	$10,284,067	$9,839,661
Credit Quality:
Delinquency rate (30+ days)	2.21%	1.91%	2.90%	2.70%	2.75%
Repossessions to total contracts	0.06%	0.06%	0.10%	0.11%	0.09%
Net chargeoffs (annualized)	1.73%	2.27%	2.64%	2.58%	2.33%
Allowance to automobile contracts	2.67%	2.70%	2.75%	2.75%	2.78%
Operations:
Total assets	$9,245,683	$8,653,690	$9,768,760	$9,276,534	$10,234,651
Noninterest expense to average contracts	2.25%	2.20%	2.38%	2.24%	2.52%

(1)	Excludes other comprehensive income.

WFS FINANCIAL INC AND SUBSIDIARIES
CUMULATIVE STATIC POOL LOSS CURVES (UNAUDITED)
AT JUNE 30, 2004

Period (1)	2000-C(3)	2000-D	2001-A	2001-B(3)	2001-C	2002-1	2002-2	2002-3	2002-4	2003-1	2003-2	2003-3(3)	2003-4	2004-1 (3)	2004-2
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.04%	0.04%	0.03%	0.03%	0.04%	0.01%	0.00%	0.02%	0.02%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%
3	0.13%	0.11%	0.09%	0.10%	0.09%	0.06%	0.03%	0.06%	0.07%	0.04%	0.02%	0.02%	0.03%	0.02%
4	0.27%	0.24%	0.20%	0.21%	0.20%	0.15%	0.10%	0.14%	0.16%	0.11%	0.06%	0.06%	0.08%	0.06%
5	0.46%	0.39%	0.33%	0.33%	0.35%	0.29%	0.18%	0.27%	0.26%	0.18%	0.14%	0.13%	0.14%	0.11%
6	0.65%	0.54%	0.50%	0.50%	0.49%	0.43%	0.32%	0.44%	0.38%	0.29%	0.25%	0.23%	0.21%
7	0.81%	0.74%	0.70%	0.69%	0.65%	0.60%	0.49%	0.57%	0.50%	0.41%	0.36%	0.32%	0.28%
8	0.93%	0.93%	0.84%	0.87%	0.81%	0.84%	0.66%	0.70%	0.61%	0.53%	0.48%	0.40%	0.35%
9	1.07%	1.13%	1.04%	1.05%	0.95%	1.06%	0.82%	0.82%	0.78%	0.66%	0.59%	0.47%
10	1.24%	1.34%	1.24%	1.22%	1.07%	1.28%	0.96%	0.96%	0.94%	0.80%	0.70%	0.55%
11	1.41%	1.50%	1.45%	1.36%	1.20%	1.48%	1.10%	1.10%	1.08%	0.93%	0.80%	0.62%
12	1.62%	1.74%	1.67%	1.53%	1.37%	1.67%	1.26%	1.24%	1.28%	1.06%	0.89%
13	1.86%	1.95%	1.90%	1.67%	1.55%	1.82%	1.39%	1.38%	1.43%	1.21%	0.98%
14	2.04%	2.21%	2.09%	1.81%	1.74%	1.99%	1.51%	1.53%	1.59%	1.31%	1.08%
15	2.25%	2.48%	2.25%	2.00%	1.97%	2.14%	1.68%	1.70%	1.77%	1.40%
16	2.45%	2.71%	2.41%	2.19%	2.16%	2.27%	1.83%	1.88%	1.92%	1.50%
17	2.68%	2.89%	2.54%	2.37%	2.36%	2.45%	1.99%	2.03%	2.05%	1.60%
18	2.88%	3.08%	2.73%	2.60%	2.59%	2.62%	2.16%	2.15%	2.16%
19	3.08%	3.22%	2.93%	2.80%	2.78%	2.80%	2.31%	2.28%	2.25%
20	3.23%	3.40%	3.11%	3.01%	2.95%	2.99%	2.46%	2.41%	2.37%
21	3.38%	3.59%	3.34%	3.19%	3.14%	3.15%	2.60%	2.52%
22	3.54%	3.78%	3.54%	3.34%	3.29%	3.31%	2.72%	2.62%
23	3.67%	3.96%	3.72%	3.49%	3.41%	3.45%	2.86%	2.74%
24	3.83%	4.18%	3.92%	3.62%	3.57%	3.58%	2.95%
25	4.00%	4.41%	4.10%	3.75%	3.73%	3.69%	3.03%
26	4.16%	4.58%	4.23%	3.87%	3.88%	3.80%	3.13%
27	4.35%	4.79%	4.36%	4.00%	4.04%	3.92%
28	4.50%	4.96%	4.47%	4.15%	4.20%	4.02%
29	4.64%	5.08%	4.56%	4.28%	4.35%
30	4.79%	5.22%	4.67%	4.40%	4.46%
31	4.92%	5.34%	4.81%	4.52%	4.57%
32	5.02%	5.44%	4.92%	4.64%	4.69%
33	5.12%	5.54%	5.04%	4.73%	4.77%
34	5.22%	5.66%	5.13%	4.83%	4.85%
35	5.29%	5.76%	5.24%	4.93%	4.92%
36	5.38%	5.86%	5.31%	4.99%
37	5.47%	5.97%	5.39%	5.05%
38	5.53%	6.04%	5.45%	5.11%
39	5.62%	6.12%	5.50%
40	5.68%	6.19%	5.56%
41	5.75%	6.25%	5.61%
42	5.80%	6.28%
43	5.84%	6.32%
44	5.88%	6.36%
45	5.90%
46	5.94%
47	5.96%
Prime Mix (2)	68%	68%	71%	71%	76%	70%	87%	85%	80%	80%	82%	84%	82%	82%	82%

(1)	Represents the number of months since inception of the securitization.

(2)	Represents the original percentage of prime automobile contracts securitized within each pool.

(3)	Represents loans sold to Westcorp in whole loan sales and subsequently securitized by Westcorp. WFS manages these contracts pursuant to an agreement with Westcorp and the securitization trust.